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                                                                       EXHIBIT 7

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the reference to the incorporation by reference in Schedule TO (dated April 26, 2000) of our report dated February 1, 2000, with respect to the consolidated financial statements and schedules of Midwest Medical Insurance Holding Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota
April 26, 2000